UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Advanced Biofuel Technologies, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by Kwikpower International, plc, in a tax-free stock-for-stock exchange. Kwikpower International plc issued a £1.19 million convertible debenture to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Advanced Biofuel Technologies, Inc. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Advanced Biofuel Technologies, Inc. holds the license to oil-producing micro algae developed at the U.S. Department of Energy’s National Renewable Energy Laboratory. The license is exclusive in the European Union and is non-exclusive in the United States. The technology may provide the enhanced production of bio-diesel feedstocks, whereby over expression of Acetyl-Coenzyme A Carboxylase in algae leads to overproduction of triglycerides. When these triglycerides are subjected to trans-esterification, they provide the hydrocarbon feedstock for the production of biodiesel fuels.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2006	UTEK CORPORATION

/s/ Jeffrey L. Taylor
Jeffrey L. Taylor
Vice President - Finance